             [Letterhead of Gray Plant Mooty Mooty & Bennett, P.A.]

                                                                     Exhibit 5.1


                                          Lindley S. Branson
                                          612 343-2827

                                 March 22, 2001

Webb Interactive Services, Inc.
1899 Wynkoop
Suite 600
Denver, CO 80202

        RE:  Form S-3 Registration Statement

Ladies and Gentlemen:

        This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended, of a maximum of 5,166,979 shares of common stock, no par value (the "Shares"), of Webb Interactive Services, Inc. ("Webb"), including 504,136 shares (the "Shares") currently outstanding and up to 4,662,843 shares issuable upon the conversion of Webb's 10% Convertible Promissory Note and similar notes issued in payment of interest on the note, Series B-2 Convertible Preferred Stock, Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock if issued in accordance with the terms of a Stock Purchase Agreement dated February 28, 2001 between Webb and the purchaser of the Series C-1 Convertible Preferred Stock (the "Purchase Agreement") and the exercise of Webb's stock purchase warrants issued in connection with Webb's Series B Convertible Preferred Stock, 10% Promissory Notes, Series C-1 Convertible Preferred Stock and the Series C-2 Warrant if issued in accordance with the Purchase Agreement (the Promissory Notes, Preferred Stock and Warrants being referred to herein as the "Derivative Securities" and the common stock subject to the Derivative Securities being referred to herein as the "Derivative Shares").

        We have acted as counsel to Webb in connection with the preparation of the Form S-3 Registration Statement (the "Registration Statement"). We have examined the Articles of Incorporation, as amended, the Bylaws of the Company, such records of proceedings of Webb as we deemed material and such other certificates, records and documents as we considered necessary for the purposes of this opinion.

        Based on the foregoing, we are of the opinion that the Shares and the Derivative Shares when issued in accordance with the terms of the Derivative Securities will be legally issued, fully paid and non-assessable securities of Webb. We understand that this opinion is to be issued in connection with the Registration Statement. We consent to a filing of a copy of this opinion with the Registration Statement.

                                 Very truly yours,

                                 GRAY, PLANT, MOOTY,
                                  MOOTY & BENNETT, P.A.



                              By /s/ Lindley S. Branson
                                 ----------------------
                                 Lindley S. Branson